Exhibit 5.1

January 17, 2023

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Scilex Holding Company, a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect the registration (a) of an aggregate of 12,616,809 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”) that are issuable upon exercise of outstanding options previously granted under the 2017 Plan and 2019 Plan (each as defined below) and (b) for resale under the Securities Act on behalf of the selling stockholders described in the reoffer prospectus (the “Reoffer Prospectus”) included in the Registration Statement, of such 12,616,809 Shares, in each case comprised of: (i) 23,572 shares of Common Stock issuable upon exercise of outstanding stock options previously granted under the Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), which options were assumed by the Company in connection with the business combination effected on November 10, 2022 (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated March 17, 2022, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated September 12, 2022, by and among the Company, Vantage Merger Sub Inc., previously a wholly owned subsidiary of the Company, and the pre-Business Combination Scilex Holding Company (now named Scilex, Inc.); and (ii) 12,593,237 shares of Common Stock issuable upon exercise of outstanding stock options previously granted under the Scilex Holding Company 2019 Stock Option Plan, as amended (the “2019 Plan”, together with the 2017 Plan, the “Plans”), which options were assumed by the Company in connection with the Business Combination.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)	the Reoffer Prospectus;

(iii)	the Restated Certificate of Incorporation of the Company, as certified as of January 17, 2023 by the Office of the Secretary of State of the State of Delaware;

(iv)	the Certificate of Designations of the Company, as certified as of January 17, 2023, by the Office of the Secretary of State of the State of Delaware;

Scilex Holding Company

January 17, 2023

(v)	the Bylaws of the Company as presently in effect, as certified by an officer of the Company on January 17, 2023;

(vi)

the Plans and the forms of award agreements related thereto that were attached as exhibits to the Registration Statement or otherwise incorporated by reference into the exhibits of the Registration Statement;

(vii)

a certificate, dated as of January 17, 2023, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”); and

(viii)

the resolutions adopted by the board of directors of the Company regarding the Plans, including the assumption of the Plans, grants of awards under the Plans and other matters related thereto, as certified by an officer of the Company on January 17, 2023.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that any options to which the Shares are subject will be exercised in accordance with the requirements of law, the Plans and the applicable award agreements.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and sold as described in the Registration Statement and in accordance with the Plans and the applicable award agreements (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Scilex Holding Company

January 17, 2023

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the Shares as described in the Registration Statement and in accordance with the terms of the Plans and the applicable award agreement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP